EXHIBIT 10.17

THIS REORGANIZATION SETTLEMENT AGREEMENT (hereinafter referred to as the “Agreement”) is made as of the 14 day of October, 2016.

B E T W E E N:

JOSEPH SCHWARZ, an individual residing in the City of Toronto in the Province of Ontario.

(hereinafter referred to as “Joseph”)

- and -

MICHAEL WEISSPAPIR, an individual residing in the City of Toronto in the Province of Ontario.

(hereinafter referred to as “Michael”)

- and -

PHARCON INC., a corporation incorporated pursuant to the laws of the Province of Ontario.

(hereinafter referred to as “Pharcon”)

- and -

RMW PHARMA CONSULTING INC., a corporation incorporated pursuant to the laws of the Province of Ontario.

(hereinafter referred to as “RMW”)

- and -

EASTGATE BIOTECH CORP., a corporation incorporated pursuant to the laws of the State of Nevada, in the United States of America.

- and -

EASTGATE PHARMACEUTICALS INC., a corporation incorporated pursuant to the laws of the Province of Ontario.

(collectively with Eastgate Pharmaceuticals Inc. hereinafter referred to as “Eastgate”)

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WHEREAS:

A.	Eastgate Biotech Corp. is a publicly traded pharmaceutical company exploring drug delivery innovations for the development of novel formulations and alternative dosage forms of existing biologically active molecules;

B.	Eastgate Pharmaceuticals Inc. is a wholly owned subsidiary of Eastgate Biotech Corp.;

C.	Joseph is a research scientist providing various research, development and consulting services through Pharcon;

D.	Michael is a research scientist providing various research, development and consulting services through RMW;

E.	Between January 1, 2013 and June 30, 2016, Pharcon provided various pharmaceutical research and development services to Eastgate pursuant to an oral contract for services and issued invoices to Eastgate for such services, but Eastgate did not pay for such services to date in full; certain invoices remain outstanding;

F.	Between January 1, 2013 and June 30, 2016, RMW provided various pharmaceutical research and development services to Eastgate pursuant to an oral contract for services and issued invoices to Eastgate for such services, but Eastgate did not pay for such services to date in full; certain invoices remain outstanding;

G.	Michael and Joseph are each, respectively, beneficial owners of 28,671,150 shares, 1,517,250 warrants, and 1,250,000 options in the capital of Eastgate Biotech Corp. which are presently being held by a transfer agent and all the conditions required for the release of such shares have been fulfilled;

H.	Joseph and Michael have assigned to Eastgate the rights to certain patent applications as more specifically outlined in an Assignment Agreement between Joseph, Michael and Eastgate, dated October 28, 2014 (the “Assignment Agreement”);

I.	There has been a lack of funding on the part of Eastgate that is required in order to support the necessary research and development activities under the patent Assignment Agreement which requires an amendment of the parties’ relationship under the Assignment Agreement; and

J.	Joseph, Michael, Pharcon, and RMW, severally, wish to conclude their relationship with Eastgate subject to the terms and conditions outlined in the Agreement but nonetheless, shall leave open the possibility of renegotiating their relationship with Eastgate on brand new terms that are acceptable to each of Joseph, Michael, Pharcon and RMW, in their sole and absolute direction.

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NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the execution of this Agreement, the mutual covenants and agreements contained herein, Joseph, Michael, RMW and Pharcon forbearing from commencing legal proceedings against Eastgate, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.0	DEBTS OWING BY EASTGATE

1.1	Eastgate hereby acknowledges and confirms that it is indebted to Pharcon in the amount of $188,200.00 USD, plus all applicable Goods and Services Taxes thereon, on account of unpaid invoices for services rendered by Pharcon to Eastgate (the “Pharcon Debt”).

1.2	Eastgate shall pay to Pharcon the Pharcon Debt in accordance with the following terms:

a)	The Pharcon Debt shall be paid to Pharcon in forty-eight (48) monthly instalment payments payable on the 1st day of each month starting on January 1, 2017 in accordance with the following payment schedule:

i.	The first twelve (12) monthly instalment payments to Pharcon shall be in the amount of $8,000.00 USD each, plus all applicable Goods and Services Tax thereon;

ii.	The following thirty five (35) monthly instalment payments to Pharcon shall be in the amount of $2,500.00 USD each, plus all applicable Goods and Services Tax thereon;

iii.	The final monthly instalment payment shall be in the amount of $4,700.00 USD plus all applicable Goods and Services Tax thereon.

b)	The Pharcon Debt shall bear interest at the rate of 10.0% per annum starting from January 1, 2017.

c)	Eastgate shall pay Pharcon all interest that has accrued on the Pharcon Debt during the preceding calendar year on the 1st day of January of every year starting from January 1, 2018.

d)	Together with the execution of the Agreement, Eastgate shall provide Pharcon with post-dated cheques for all payments that Eastgate is required to make in accordance with paragraphs 1.2(a) and (c) hereof.

e)	In the event that Eastgate fails to make any payments or any post-dated cheques are returned NSF or are not honoured by Pharcon’s bank for any reason whatsoever, Eastgage shall pay Pharcon an administrative fee of $250.00 for each such instance, and any resulting arrears of principal and interest shall bear interest at the rate of 2% per month in addition to any other interest chargeable under the payment schedule.

f)	Eastgate shall be at liberty to prepay any amounts owing under the Agreement at any time, as long as such payment is made in certified funds and Eastgate provides Pharcon with thirty (30) days notice of its intention to make such payment.

1.3	Eastgate hereby acknowledges and confirms that it is indebted to RMW in the amount of $188,200.00 USD, plus all applicable Goods and Services Taxes thereon, on account of unpaid invoices for services rendered by RMW to Eastgate (the “RMW Debt”).

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1.4	Eastgate shall pay to RMW the RMW Debt in accordance with the following terms:

a)	The RMW Debt shall be paid to RMW in forty-eight (48) monthly instalment payments payable on the 1st day of each month starting on January 1, 2017 in accordance with the following payment schedule:

j.	The first twelve (12) monthly instalment payments to RMW shall be in the amount of $8,000.00 USD each, plus all applicable Goods and Services Tax thereon;

iii.	The following thirty five (35) monthly instalment payments to RMW shall be in the amount of $2,500.00 USD each, plus all applicable Goods and Services Tax thereon;

iii.	The final monthly instalment payment shall be in the amount of $4,700.00 USD plus all applicable Goods and Services Tax thereon.

b)	The RMW Debt shall bear interest at the rate of 10.0% per annum starting from January 1, 2017.

c)	Eastgate shall pay RMW all interest that has accrued on the RMW Debt during the preceding calendar year on the 1st day of January of every year starting from January 1, 2018.

d)	Together with the execution of the Agreement, Eastgate shall provide RNW with post-dated cheques for all payments that Eastgate is required to make in accordance with paragraphs 1.4(a) and (c) hereof.

e)	In the event that Eastgate fails to make any payments or any post-dated cheques are returned NSF or are not honoured by RMW’s bank for any reason whatsoever, Eastgate shall pay RMW an administrative fee of $250.00 for each such instance, and any resulting arrears of principal and interest shall bear interest at the rate of 2% per month in addition to any other interest chargeable under the payment schedule.

f)	Eastgate shall be at liberty to prepay any amounts owing under the Agreement at any time, as long as such payment is made in certified funds and Eastgate provides RMW with thirty (30) days notice of its intention to make such payment.

2.0	BUSINESS PREMISES AND EQUIPMENT

2.1	Upon execution of the Agreement, Eastgate shall enter into a space sharing agreement with a company to be incorporated by Joseph and Michael (the “Space Sharing Agreement”) for the sharing of fifty percent (50%) of Eastgate’s business premises located at 488-492 Champagne Drive, Toronto, Ontario (the “Business Premises”).

2.2	The term of the Space Sharing Agreement shall run from the date on which the herein Agreement is executed by the parties until the expiry of Eastgate’s lease with the landlord of the Business Premises (the “Lease”).

2.3	During the term of the Space Sharing Agreement, Joseph, Michael, and/or a corporation to be incorporated (wherein Joseph and Michael together should have more than 50% of shares of this corporation) shall have the unrestricted and unconditional right to exclusively use any and all inventory and chattels located on the Business Premises, including without limitations all equipment, furniture, supplies, and materials (collectively the “Equipment”).

2.4	Until such time that Eastgate fully complies with the terms of the Agreement, Joseph, Michael and/or a corporation to be incorporated (wherein Joseph and Michael together should have more than 50% of shares of this corporation) shall not be required to make any pay any form of consideration whatsoever to Eastgate or to Eastgate’s landlord under the Lease, the Space Sharing Agreement or for the use of the Equipment.

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2.5	Starting on the 1st day of the month following the day on which Eastgate has fully complied with all of the terms of the Agreement, Joseph, Michael and/or the corporation to be incorporated shall pay Eastgate monthly rent under the Space Sharing Agreement equal to fifty per cent (50%) of the monthly payment required to be made by Eastgate to the head landlord under the Lease.

2.6	During the currency of the Space Sharing Agreement, Eastgate shall not be permitted to remove or alter the Equipment in any way whatsoever or make any alternations, renovations, or changes whatsoever to the Business Premises without the prior written consent of Joseph and Michael.

2.7	The parties hereto shall enter into a written agreement containing the above-noted terms, in addition to the customary terms contained in such agreements as agreed to by counsel acting reasonably, as soon as practicably possible after the execution of the herein Agreement.

3.0	SHARES

3.1	Eastgate hereby confirms and acknowledges that Joseph is the beneficial owner of 28,671,150 shares, 1,517,250 warrants and 1,250,000 options in the capital of Eastgate Biotech Corp. (“Joseph’s Securities”) and further hereby confirms and acknowledges that all of the conditions required for the transfer of Joseph’s Securities into Joseph’s name and possession have been fulfilled.

3.2	Eastgate hereby confirms and acknowledges that Michael is the beneficial owner of 28,671,150 shares, 1,517,250 warrants and 1,250,000 options in the capital of Eastgate Biotech Corp. (“Michael’s Securities”) and further hereby confirms and acknowledges that all of the conditions required for the transfer of the Michael’s Securities into Michael’s name and possession have been fulfilled.

3.3	Upon execution of the Agreement, Eastgate shall provide Joseph and Michael with a detailed accounting of all shares in the capital of Eastgate Biotech Corp. which are beneficially owned by Joseph and Michael and which are presently held by Transfer Agent, or otherwise, by Eastgate or a third party at the request of Eastgate.

3.4	Within thirty (30) days of the execution of the Agreement, Eastgate shall register Joseph’s Securities in Joseph’s name and shall forthwith thereafter transfer the Shares to V-Stock accounts designated by Joseph, which transfer transaction shall be completed at Eastgate’s sole expense.

3.5	Within thirty (30) days of the execution of the Agreement, Eastgate shall register Michael’s Securities in Michael’s name and shall forthwith thereafter transfer the Shares to V-Stock accounts designated by Michael, which transfer transaction shall be completed at Eastgate’s sole expense.

4.0	INTELLECTUAL PROPERTY

4.1	Eastgate hereby confirms and acknowledges that there has been a lack of funding on the part of Eastgate that is required in order to support the necessary research and development activities under the Assignment Agreement and acknowledges the terms addressed herein as per the Amending Agreement.

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4.2	Notwithstanding such lack of funding on the part of Eastgate that is required in order to support the necessary research and development activities under the Assignment Agreement, Joseph and Michael agree to amend the Assignment Agreement to reflect the terms below and agree to forthwith execute an Amending Agreement, which is attached hereto as Schedule "A", containing the following terms:

a)	The term of the Assignment Agreement shall be amended to contain a termination date of March 01, 2017 in place and stead of the existing termination date;

b)	The grounds for termination shall be amended to include a term permitting Joseph and Michael to immediately and unilaterally terminate the Assignment Agreement in the event that Eastgate fails to take all necessary steps to fully and completely respond to the legal or regulatory proceedings initiated by the U.S. Patent and Trademark Office Examiner (“PTO Examiner”) on or about July 8, 2016 with respect to patent application no. US2015/0250856 (the “Patent Action”) by no later than November 30, 2016, which steps shall include, without limitation:

i.	take all necessary steps, at Eastgate’s own expense, to restore all required equipment to their proper working order, including without limitation: two (2) HPLC systems, three (3) stability chambers, two (2) analytical balances, a refrigerated centrifuge, three (3) water purification systems, a UV-spectrophotometer, and a pH meter;

ii.	hire, at Eastgate’s own expense, an analytical chemist;

iii.	pay in full all invoices, issued by RMW and Pharcon on or after July 01, 2016 for work associated with the preparation of a response to the Patent Examiner’s requests;

iv.	pay all legal fees and expenses (including any arrears or overdue payments) of Mayer Brown LLP of Chicago, Illinois that were or will be incurred in connection with any services rendered with respect to the Patent Action or any prior work whatsoever related to the patents which are the subject of the Assignment Agreement in accordance with a reached payment arrangement with Mayer Brown LLP;

v.	pay all legal fees and expenses (including any arrears or overdue payments) of Gowlings LLP that were or will be incurred in connection with any services rendered with respect to the patents which are the subject of the Assignment Agreement in accordance with a reached payment arrangement with Gowlings LLP;

vi.	pay for all of Michael, Joseph, RMW and Pharcon’s travel and accommodation expenses incurred as a result of the Patent Action.

4.3	Eastgate shall take all necessary steps to fully and completely respond to the Patent Examiner requests by no later than November 30, 2016, which shall require Eastgate to complete all items enumerated in paragraph 4.2(b)(i) to paragraph 4.2(b)(vi) hereof.

4.4	In the event Eastgate fails to comply with paragraph 4.3 hereof in any way whatsoever, Eastgate hereby agrees to fully and completely indemnify Joseph, Michael, RMW and/or Pharcon, as the case may be, for any and all fees and expenses that are reasonably incurred by them in connection with taking all of the necessary steps to respond to the Patent Action, which shall include, without limitation, all things Eastgate is required to complete under paragraph 4.3 hereof.

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4.5	Eastgate hereby confirms and acknowledges that any indulgences granted by Joseph and Michael shall not be construed as a waiver of Joseph and Michael's rights under the Assignment Agreement and shall not operate to estop Joseph and Michael from relying on the express terms of the Assignment Agreement while acknowledging that the freedom of operations is not to be unreasonably withheld by any party.

5.0	MUTUAL RELEASE

5.1	The parties, being Joseph, Michael, Pharcon and RMW on the one hand and Eastgate on the other hand, shall execute mutual full and final releases in the form attached hereto as Schedule “B”, which full and final release shall under no circumstances release Eastgate from complying with all of Eastgate’s obligations under the Agreement.

6.0	GENERAL

6.1	The Parties acknowledge that they have been advised by legal counsel regarding all aspects of the Agreement and schedules thereto.

6.2	The Agreement and schedules thereto may be executed in counterparts, all of which taken together will be deemed to constitute one and the same agreement, and a facsimile or electronically transmitted signature shall be deemed an original signature for the purposes of executing the Agreement and schedules thereto.

6.3	The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

6.4	It is understood and agreed that should any provision of the Agreement or schedules thereto be found void at law, for public policy reasons or otherwise, the parties agree that the provision shall be interpreted in a manner so as to not make it void at law, but if such interpretation is not possible, the parties agree that the provision will be severable, and the remainder of the Agreement and schedules thereto shall continue to bind the parties.

6.5	The Agreement and schedules thereto shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Parties hereby attorn to the exclusive jurisdiction of the Superior Court of Justice of the Province of Ontario with respect to any issues relating to the interpretation, implementation and enforcement of the Agreement and schedules thereto.

6.6	The recitals to the Agreement are true and are incorporated into and form an integral part of the Agreement.

6.7	The Agreement, schedules thereto and all other documents delivered pursuant to same constitute the entire agreement among the parties and contain all of the covenants, representations and warranties of the respective parties with respect to the subject matter hereof. There are no oral representations or warranties among the parties of any kind. The Agreement and schedules thereto may not be amended or modified in any respect except by written instrument signed by all of the parties hereto.

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6.8	The Agreement and schedules thereto shall bind and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, as applicable.

6.9	Each of the parties hereto will from time to time at the other’s request and expense and without further consideration, execute and deliver such other instruments or documents and take such further action as the other may require to more effectively complete any matter provided for herein.

6.10	The division of the Agreement into paragraphs, the insertion of headings and naming of the Agreement as a “Reorganization Settlement Agreement” are for convenience of reference only and shall not affect the construction or interpretation of the Agreement.

6.11	The Parties hereby warrant, acknowledge and agree that the terms of the Agreement and schedules thereto are fully understood by them and that this document was signed freely and voluntarily after receiving independent legal advice for the purpose of making full and final compromise, adjustment and settlement of the disputes between the Parties.

6.12	The Parties represent and warrant that: (a) they have all of the requisite power and authority and have taken all corporate or other actions necessary for the execution and delivery of the Agreement and schedules thereto; and (b) when executed and delivered, the Agreement, its schedules and all other agreement executed in furtherance or as a result of the Agreement shall constitute legal, valid and binding obligations of such Parties.

[SIGNATURES PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SIGNED, SEALED AND DELIVERED                     )

in the presence of                                                       )

)	/s/ Joseph Schwarz
)	JOSEPH SCHWARZ
)
)
)	/s/ Michael Weisspapir
)	MICHAEL WEISSPAPIR
)
)	PHARCON INC.
)
)
)	/s/ Joseph Schwarz
)	Name: Joseph Schwarz
)	Title: Owner
)	I have authority to bind the Corporation
)
)	RMW PHARMA CONSULTING INC.
)
)
)	/s/ Michael Weisspapir
)	Name: Michael Weisspapir
)	Title: Managing Director
)	I have authority to bind the Corporation
)
)	EASTGATE BIOTECH CORP.
)
)
)	/s/Anna Gluskin
)	Name: Anna Gluskin
)	Title: CEO
)	I have authority to bind the Corporation
)
)
)	/s/ Rose Perri
)	Name: Rose Perri
)	Title: President
)	I have authority to bind the Corporation
)
)	EASTGATE PHARMACEUTICALS INC.
)
)
)	/s/Anna Gluskin
)	Name: Anna Gluskin
)	Title: CEO
)	I have authority to bind the Corporation
)
)
)	/s/ Rose Perri
)	Name: Rose Perri
)	Title: Director
)	I have authority to bind the Corporation

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AMENDMENT TO THE ASSIGNMENT AGREEMENT

THIS AGREEMENT made this 14 day of October, 2016

BETWEEN:

Joseph Schwarz and Michael Weisspapir

(the "Assignors")

OF THE FIRST PART

-and-

Eastgate Pharmaceuticals Inc.

(the "the Assignee")

OF THE SECOND PART

WHEREAS the Assignors and the Assignee entered into an Assignment Agreement, dated October 28, 2014 (the “Assignment Agreement”), for the assignment of certain patent applications which are more particularly described in Schedule “A” to the Assignment Agreement and have agreed to amend the Assignment Agreement in accordance with the terms of the herein Amendment to Assignment Agreement;

NOW THEREFORE THIS AGREEEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the execution of a Reorganization Settlement Agreement of even date, and other good and valuable consideration paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which are hereby acknowledged), it is agreed between the parties hereto as follows:

1.	The above recitals are true in fact and in substance.

2.	The Assignors and Assignee acknowledge and agree that the current term of the Assignment Agreement as indicated in paragraph 6.1 of the Assignment Agreement shall be reduced and the Assignment Agreement shall instead terminate on March 1, 2017.

3.	The Assignors and Assignee acknowledge and agree that a further ground for termination shall be added to paragraph 6.2 of the Assignment Agreement, which shall become subparagraph 6.2.4 of the Assignment Agreement and which shall read as follows:

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“The Assignors shall have the right to terminate the Assignment Agreement in the event that the Assignee fails to take all steps in order to fully and completely respond to the legal and/or regulatory proceedings initiated by the U.S. Patent and Trademark Office Examiner on or about July 8, 2016 with respect to patent application no. US2015/0250856 (the “Patent Action”) by no later than November 30, 2016, which response shall require the Assignee to, without limitation:

i.	take all necessary steps, at its own expense, to restore all required equipment to its proper working order, including without limitation: two (2) HPLC systems, three (3) stability chambers, two (2) analytical balances, a refrigerated centrifuge, three (3) water purification systems, a UV-spectrophotometer, and a pH meter;

ii.	hire, at its own expense, an analytical chemist;

iii.	pay in full all invoices, issued by the Assignors’, by Pharcon Inc. and RMW Pharma Consulting Inc. on or after July 01, 2016 for work associated with the preparation of a response to the patent examiner’s requests;

iv.	pay all legal fees and expenses (including any arrears or overdue payments) of Mayer Brown LLP of Chicago, Illinois that were or will be incurred in connection with any services rendered with respect to the Patent Action or any prior work whatsoever related to the patents which are the subject of the Assignment Agreement in accordance with a reached payment arrangement with Mayer Brown LLP;

v.	pay all legal fees and expenses (including any arrears or overdue payments) of Gowlings LLP that were or will be incurred in connection with any services rendered with respect to the patents which are the subject of the Assignment Agreement in accordance with a reached payment arrangement with Gowlings LLP;

vi.	pay for all of the Assignors’ travel and accommodation expenses incurred as a result of the Patent Action.”

[SIGNATURES PAGE TO FOLLOW]

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IN WITNESS WHEREOF the parties have duly executed this Amendment to the Assignment Agreement as of the day and year first written above.

)
)
)	/s/ Joseph Schwarz
)	JOSEPH SCHWARZ
)
)
)	/s/ Michael Weisspapir
)	MICHAEL WEISSPAPIR
)
)	EASTGATE PHARMACEUTICALS INC.
)
)
)	/s/ Anna Gluskin
)	Name: Anna Gluskin
)	Title: CEO
)	I have authority to bind the Corporation

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